Microsoft Word 11.0.6568;77Q(1)(a): Copies of any material amendments to the registrant's charter or by-laws
                         ------------------------------------------------------

         Final executed versions of Declaration of Trust Amendments No. 8 and 9 need to be filed as an exhibit.
We have not received a final signed version of these amendments.